EXHIBIT 5.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

July 16, 2018

Whiskey Holdco, Inc.
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Whiskey Holdco, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (Registration No. 333-223964) (as amended or supplemented, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offering by the Company of up to 12,883,128 shares of common stock (the “Shares”), par value $0.01 per share, of the Company, to be issued pursuant to an Agreement and Plan of Merger, dated as of January 28, 2018 (the “Merger Agreement”), among the Company, WestRock Company, a Delaware corporation (“WestRock”), KapStone Paper and Packaging Corporation, a Delaware corporation (“KapStone”), Whiskey Merger Sub, Inc., a Delaware corporation (“WestRock Merger Sub”), and Kola Merger Sub, Inc., a Delaware corporation (“KapStone Merger Sub”), which Merger Agreement is described in the Registration Statement and included as Annex A to the proxy statement/prospectus forming a part thereof.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Amended and Restated Certificate of Incorporation of WestRock in effect as of the date hereof (the “WestRock Articles”); (b) the Second Amended and Restated Bylaws of WestRock in effect as of the date hereof (the “WestRock Bylaws”); (c) resolutions adopted by the Board of Directors of the Company on January 28, 2018; (d) various corporate records and proceedings relating to the organization of the Company and the issuance by the Company of the Shares; (e) the Registration Statement; and (f) the Merger Agreement. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy.

In rendering this opinion, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies. We have also assumed, with your consent, that the certificate of incorporation and bylaws of WestRock immediately prior to the effective time of the merger of KapStone Merger Sub with and into KapStone and the merger of WestRock Merger Sub with and into WestRock pursuant to the Merger Agreement will contain provisions identical to the WestRock Articles and WestRock Bylaws as of the date hereof, except as otherwise permitted or required by Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”).

Based on the foregoing and subject to the qualifications set forth herein and subject to compliance with applicable state securities laws, we are of opinion that the Shares, upon issuance and delivery thereof to former holders of common stock of KapStone in the manner contemplated by the Merger Agreement and the Registration Statement, will be validly issued, fully paid and nonassessable.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the DGCL and the Federal laws of the United States of America.

We are aware that we are referred to under the heading “Legal Matters” in the proxy statement/prospectus constituting a part of the Registration Statement. We hereby consent to such use of our name therein and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Cravath, Swaine & Moore LLP

Whiskey Holdco, Inc.

c/o WestRock Company

1000 Abernathy Road NE

Atlanta, GA 30328